Exhibit 21

LIST OF SUBSIDIARIES

Jurisdiction of Organization
Subsidiaries
Cabowise International Ltd.	BVI
China TransInfo Technology Limited	Hong Kong
Intra-Asia Entertainment (Asia-Pacific) Limited	Samoa
Oriental Intra-Asia Entertainment (China) Limited	PRC

Variable Interest Entities
China TransInfo Technology Group Co., Ltd.	PRC
Beijing PKU Chinafront High Technology Co., Ltd.	PRC
Beijing Zhangcheng Culture and Media Co, Ltd.	PRC
Beijing Zhangcheng Science & Technology Co, Ltd.	PRC
Beijing UNISITS Technology Co. Ltd.	PRC
Shanghai Yootu Information Technology Co., Ltd.	PRC
Beijing Tian Hao Ding Xin Science and Technology Co, Ltd.	PRC
Beijing Transwiseway Information Technology Co., Ltd.	PRC
Beijing PKU Chinafront High Technology Co., Ltd., Shanxi Branch	PRC
Beijing PKU Chinafront High Technology Co., Ltd., Chengdu Branch	PRC
Shanghai PKU Chinafront High Technology Co., Ltd.	PRC
Chongqing JiaoKai Information Technology Co., Ltd	PRC
Chongqing Qianfang Industrial Co., Ltd	PRC
Erdos Qianfang Hongxin Technology Co., Ltd.	PRC
Xinjiang Zhangcheng Science and Technology Co., Ltd.	PRC
Dalian Dajian Zhitong Information Service Co., Ltd.	PRC
Zhangcheng Science and Technology Co., Ltd., Neimeng Branch	PRC
Hangzhou Ziguang Jietong Technology Co., Ltd.	PRC
Henan Ziguang Jietong Technology Co., Ltd.	PRC
Beijing Ziguang Jinzhidun Information Technology Co., Ltd.	PRC
Hebei Transwiseway Information Technology Co., Ltd.	PRC
Hunan Transwiseway Information Technology Co., Ltd.	PRC
Guizhou Transwiseway Information Technology Co., Ltd.	PRC
Beijing Tianhao Zhitong Technology Co., Ltd.	PRC
Anhui Transwiseway Information Technology Co., Ltd.	PRC
Ningxia Transwiseway Information Technology Co., Ltd.	PRC
Zhongjiao Huilian Information Technology Co., Ltd.	PRC
Chongqing PKU Chinafront High Technology Co., Ltd.	PRC
Shanxi PKU Chinafront Communication Technology Co., Ltd.	PRC
Sichuan PKU Chinafront Technology Co., Ltd.	PRC
Jiangsu Ziguang Jietong Technology Co., Ltd.	PRC